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EXHIBIT 10.37

Amendment to Employment Agreement between Registrant and Gary J. Sbona

August 8, 2000

Mr. Jim D. Kever, Director
Mr. Kevin S. Moore, Director
Special Committee of the Board of Directors
3D Systems Corporation
26081 Avenue Hall
Valencia, CA 91355

Dear Messrs. Kever and Moore

RE: Amendment to Employment Agreement between Gary J. Sbona and 3D Systems Corporation

    This Amendment to Employment Agreement sets forth certain amendments to the Employment Agreement between Gary J. Sbona ("Sbona"), and 3D Systems Corporation, a Delaware corporation, and its wholly owned and controlled subsidiaries (collectively, "3D Systems"), dated September 9, 1999, (the "Original Employment Agreement"). Except for the amendments expressly contained herein, the Original Employment Agreement shall remain in full force and effect.

    The paragraph of the Original Employment Agreement entitled "Term of Agreement" is hereby amended in its entirety as follows:

  "Term of agreement: The initial term of this agreement (the "Term") shall commence on the Effective Date and shall terminate twenty-four (24) months thereafter (the "Termination Date"), unless sooner terminated as provided herein. Employer and Employee may, upon mutual agreement, elect to continue Employee's employment on an at will basis (meaning that either the Employee of Employer may terminate the employment relationship at any time with or without cause or notice), after the initial term of this agreement."

    A new paragraph regarding stock options is hereby added to the Original Option Agreement following the first paragraph of section 11. It reads in its entirety as follows:

  "Stock Options: In addition to the initial stock option grant to Gary J. Sbona as an inducement to employment, dated September 9, 1999, for three hundred fifty thousand (350,000) shares of 3D Systems common stock. 3D Systems agrees that it will grant an option or options for an additional three hundred fifty thousand (350,000) shares of 3D Systems common stock to Gary J. Sbona as of August 8, 2000 at the average market closing price for the five (5) days prior to that date. These options are granted as an incentive to renew employment and shall vest and be exercised in a similar manner as the original option grant."

Very truly yours,

Gary J. Sbona

By:

   Gary J. Sbona

Mr. Jim D. Kever
Mr. Kevin S. Moore
Special Committee of the Board of Directors
August 8, 2000

THE FOREGOING IS HEREBY APPROVED AND AGREED TO:

DATED:            , 2000

3D SYSTEMS CORPORATION
(Signifies full agreement with all terms and conditions)
BY:

Name: Jim D. Kever         Title: Director

BY:

Name: Kevin S. Moore         Title: Director

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EXHIBIT 10.37
Amendment to Employment Agreement between Registrant and Gary J. Sbona